                                                                   Exhibit 4.2.5


                        SIXTH AMENDMENT TO LOAN AGREEMENT

     THIS SIXTH AMENDMENT TO LOAN AGREEMENT, dated as of August 14, 2001 (this "Amendment"), is among NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), NUMATICS LTD., a corporation organized and existing under the laws of Canada ("Numatics Ltd."), and NUMATICS GMBH, a corporation organized and existing under the laws of the Federal Republic of Germany ("Numatics GmbH") (the Company, Numatics Ltd. and Numatics GmbH, the "Borrowers") the lenders set forth on the signature pages hereof (collectively, the "Lenders"), BANK ONE, MICHIGAN, a Michigan banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and FLEET NATIONAL BANK, formerly known as BANKBOSTON, N.A., a national banking association, as documentation agent for the Lenders (in such capacity, the "Documentation Agent", and together with the Administrative Agent, collectively, the "Agents").


                                    RECITALS
                                    --------

     A. The Borrowers, the Agents and the Lenders are parties to an Amended and Restated Loan Agreement dated as of March 23, 1998, as amended (the "Loan Agreement").

     B. The Borrowers have requested the Agent and the Lenders amend the Loan Agreement and desire to amend the Loan Agreement set forth herein, and the Agents and the Lenders are willing to do so strictly in accordance with the terms hereof.


                                      TERMS
                                      -----

     In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Loan Agreement shall be amended as follows:

     1.1 The definitions of "Maturity Date A", "Maturity Date B" and "Termination Date" contained in Section 1.1 are restated as follows:

     "Maturity Date A" shall mean the earlier to occur of (a) the date on which the maturity of Term Loan A is accelerated pursuant to Section 6.2 and (b) July 31, 2002.

     "Maturity Date B" shall mean the earlier to occur of (a) the date on which the maturity of Term Loan B is accelerated pursuant to Section 6.2 and (b) July 31, 2002.

     "Termination Date" shall mean the earlier to occur of (a) July 31, 2002 and
(b) the date on which the Revolving Credit Commitments shall be terminated pursuant to Sections 2.2 or 6.2.

ARTICLE II. REPRESENTATIONS. Each Borrower represents and warrants to the Agents and the Lenders that:

     2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized by all neccesary corporate and other action and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

     2.2 This Amendment is the legal, valid and binding obligation of the Borrowers enforceable against it in accordance with the terms hereof.

     2.3 After giving effect to the amendments and waivers herein contained, the representations and warranties contained in Article IV of the Loan Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

     2.4 No Event of Default or Unmatured Event exists or has occurred and is continuing on the date hereof.


ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

     3.1 This Amendment shall be signed by the Borrowers and the Lenders.

     3.2 Each of the Guarantors shall have executed the Consent and Agreement at the end of this Amendment.


ARTICLE IV.  MISCELLANEOUS.

     4.1 References in the Loan Agreement or in any note, certificate, instrument or other document to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.

     4.2 The Borrowers agree to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

     4.3 Each Borrower and Guarantor acknowledges and agrees that the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Loan Agreement, the Notes, the Security Documents and all other documents and agreements executed by a Borrower in connection with the Loan Agreement and all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Agreement and all other documents executed in connection therewith and otherwise available. Each Borrower and Guarantor represents and warrants that it is not aware of any claims or causes of action against either

Agent or any Lender or any of their successors or assigns. Notwithstanding this representation and a further consideration for the agreements and understandings herein, each Borrower and each Guarantor and their respective successors and assigns hereby release each Agent, each Lender and their respective successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof to any agreements or transactions among the Agents, the Lenders, the Borrowers, the Guarantors or any of them, or to any acts or omissions of the Agents or the Lenders in connection therewith or otherwise related thereto in any way.

     4.4 Except as expressly amended hereby, each Borrower agrees that the Loan Agreement, the Notes, the Security Documents and all other documents and agreements executed by a Borrower in connection with the Loan Agreement in favor of the Agent or any Lender are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be enforceable as originals.

     IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.


                                       NUMATICS, INCORPORATED


                                       By: /s/ Robert P Robeson
                                          --------------------------------------

                                           Its:  Vice President
                                                --------------------------------



                                       NUMATICS LTD.



                                       By: /s/ Robert P. Robeson
                                          --------------------------------------

                                           Its:  Vice President
                                                --------------------------------


                                       NUMATICS GMBH



                                       By: /s/ John H. Welker
                                          --------------------------------------

                                           Its:  General Manager
                                                --------------------------------

                                       BANK ONE, MICHIGAN, as Administrative
                                          Agent and as a Lender



                                       By: /s/ Paul E. Flynn
                                          --------------------------------------

                                           Its:  First Vice President
                                                --------------------------------


                                       BANK ONE, NA



                                       By: /s/ Paul E. Flynn
                                          --------------------------------------

                                           Its:  First Vice President
                                                --------------------------------


                                       BANK ONE, NA, CANADA BRANCH



                                       By: /s/ Paul E. Flynn
                                          --------------------------------------

                                           Its:  First Vice President
                                                --------------------------------


                                       FLEET NATIONAL BANK, as Documentation
                                           Agent and as a Lender



                                       By: /s/ Jared H. Ward
                                          --------------------------------------

                                           Its:  Authorized Officer
                                                --------------------------------


                                       COMERICA BANK



                                       By: /s/ Aaron P. Miller
                                          --------------------------------------

                                           Its:  Assistant Vice President
                                                --------------------------------

                                       MAPLEWOOD (CAYMAN) LIMITED



                                       By: /s/ Stephen L. Kuhn
                                          --------------------------------------

                                           Its:  Second VP & Associate General
                                                 Counsel
                                                --------------------------------


                                       MASSACHUSETTS MUTUAL LIFE
                                       INSURANCE COMPANY



                                       By: /s/ Stephen L. Kuhn
                                          --------------------------------------

                                           Its:  Second VP & Associate General
                                                 Counsel
                                                --------------------------------


                                       BLACK DIAMOND CLO 2000-LTD.



                                       By: /s/ David Dyer
                                          --------------------------------------

                                           Its:  Director
                                                --------------------------------

                              CONSENT AND AGREEMENT
                              ---------------------


     As of the date and year first above written, each of the undersigned hereby:

          (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

          (b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Loan Agreement or otherwise in favor of the Agents or the Lenders, or any of them (collectively, the "Guarantor Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Guarantor Document; and

          (c) acknowledges that its consent and agreement hereto is a condition to the Lenders' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.


                                       MICRO-FILTRATION, INC.



                                       By: /s/ Robert P. Robeson
                                          --------------------------------------

                                           Its:  Secretary
                                                --------------------------------


                                       NUMATION, INC.



                                       By: /s/ Robert P. Robeson
                                          --------------------------------------

                                           Its:  Secretary
                                                --------------------------------


                                       NUMATECH, INC.



                                       By: /s/ Robert P. Robeson
                                          --------------------------------------

                                           Its:  Secretary
                                                --------------------------------

                                       ULTRA AIR PRODUCTS, INC.



                                       By: /s/ Robert P. Robeson
                                          --------------------------------------

                                           Its:  Secretary
                                                --------------------------------


                                       MICROSMITH, INC.



                                       By: /s/ Robert P. Robeson
                                          --------------------------------------

                                           Its:  Secretary
                                                --------------------------------


                                       EMPIRE AIR SYSTEMS, INC.



                                       By: /s/ Robert P. Robeson
                                          --------------------------------------

                                           Its:  Secretary
                                                --------------------------------